Exhibit 99.2

April 27, 2016

Darren R. Huston
At the Address on File
with the Company

Dear Darren:

This letter memorializes the terms of your resignation from The Priceline Group Inc. (“Priceline”). The Board of Directors of Priceline (the “Board”) appreciates and recognizes your service over the past five years and the professional manner in which you have handled this matter.
1.    Resignation
The Board accepts your resignation as President and Chief Executive Officer, Director and employee of Priceline and of its affiliate Booking.com Holding B.V. (“Booking.com”), effective today. By accepting this letter, you confirm your resignation as set forth above and your resignation from all other positions you may hold as a director, officer or employee of Priceline and any of its subsidiaries and affiliates (together, the “Group”), which is also accepted and effective today. If any other documentation is necessary to properly effectuate your resignations, you agree to cooperate reasonably and promptly in executing and delivering it at our request.
2.    Outstanding Equity Awards
In connection with your resignation, you will forfeit a portion of your outstanding unvested Priceline equity-based awards. Subject to the terms and conditions of this letter, however, you will retain a prorated amount of those awards that reflects the number of days during the relevant vesting or performance period that you were employed at Priceline. The attached schedule (the “Schedule”) details the agreed vesting of your awards. Priceline will withhold shares underlying your vested equity awards in satisfaction of tax withholding obligations. Priceline will issue the shares underlying the vested equity awards provided for in this Section 2 within 10 business days of full execution of this Agreement, and will pay the relocation expense amount in Section 3 (below) within y business days of receipt of appropriate documentation evidencing such expenses.

Mr. Darren R. Huston        Page 2

3.    Accrued Compensation/Benefits and Relocation
You are also entitled to (a) your unpaid base salary through the end of your employment, (b) compensation for any accrued vacation that you have not taken through the end of your employment, (c) any accrued expense reimbursements through the end of your employment and (d) any vested pension benefits that are required, or to which you are entitled, under any plan, contract or arrangement of the Group, each of the preceding will be paid at the time, and in accordance with, their existing terms and, together, constitute your “Accrued Compensation/Rights”. Subject to the terms and conditions of this letter, you will also be entitled to receive: (i) the cost of reasonable relocation expenses to North America; and (ii) Group paid tax advice and tax preparation services for the 2016 tax year pursuant to the Company’s guidelines for executives entitled to receive such advice and services.
4.    Cooperation
You agree to make yourself reasonably available to the Group to respond to requests by the Group for information concerning any litigation, regulatory inquiry or investigation, involving facts or events relating to the Group that may be within your knowledge. You agree to cooperate fully with the Group in connection with any and all future litigation or regulatory proceedings brought by or against the Group to the extent the Group reasonably deems your cooperation necessary or desirable. You will be entitled to reimbursement of reasonable out-of-pocket expenses (not including counsel fees) incurred in connection with fulfilling your obligations under the prior two sentences.
5.    Continuing Covenants
You and we affirm the obligations set forth in Sections 13 (Confidentiality), 14 (Non-Competition), 16 (Return of Property), 17 (Intellectual Property and Industrial Property Rights) and 18 (Indemnification) (the “Continuing Covenants”) of the Second Amended and Restated Employment Contract, dated March 5, 2015, among Priceline, Booking.com and you (the “Employment Agreement”), which will continue to apply in accordance with their terms following your resignation (except to the extent expressly modified by this letter). Notwithstanding your commitment to return Group property and information as required by Section 16.1 of the Employment Agreement, the Group agrees that you may retain a copy of your contacts directories from your Group-provided Macintosh laptop computer and from your Group mobile telephone. You agree to return those devices to the Group.
6.    Conditions to Benefits; No Other Benefits
You acknowledge and agree that, except as set forth in Sections 2, 3 and 5 of this letter, you are not entitled to any severance or other payments or benefits under the Employment Agreement or otherwise in connection with your resignation and/or the termination of employment with the Group (including, for avoidance of doubt, under the provisions of Section 11.2 of the Employment Agreement). The benefits set forth in Sections 2 and 3 of this letter (other than the provision of your Accrued Compensation/Rights) are contingent in all respects on (1) your not making any claim (including filing any action, complaint or arbitration or

Mr. Darren R. Huston        Page 3

commencing any other judicial or arbitral proceedings) inconsistent with this Section 6, (2) continued compliance with the Continuing Covenants in all material respects and (3), with respect to Section 2, your compliance with the relevant award agreement (except to the extent modified by this letter).
7.    No Reliance
You acknowledge that you have been advised to consult with, and have consulted with, an attorney of your choice before signing this letter. You further acknowledge that you have fully read this letter, understand its contents and agree to its terms and conditions of your own free will, knowingly and voluntarily, and without any duress or coercion. You and Priceline acknowledge that each has made an independent investigation of any relevant facts and is not relying on any statement or representation of the other in entering into this Agreement, other than those set forth herein. Each party acknowledges that it may later discover facts different from or in addition to those which it knew or believed to be true now and agrees that, in such event, this letter shall nevertheless remain effective in all respects, notwithstanding such different or additional facts or the discovery of those facts.
8.    Miscellaneous
This letter will be governed by the laws of The Netherlands. Any dispute, claim, or legal action arising under this resignation letter agreement or otherwise relating to your relationship with the Company, shall be resolved by final, binding and confidential arbitration conducted by the American Arbitration Association (“AAA”) in New York, New York, pursuant to the AAA’s rules for resolution of commercial disputes; provided that neither party shall be precluded from seeking injunctive relief in any court of appropriate jurisdiction.
* * *
If you agree that this letter correctly memorializes our understandings, please sign and return this letter, which will become a binding agreement on our receipt. The Board wishes success in your future endeavors.
Very truly yours,
THE PRICELINE GROUP INC.
By:        /s/ Peter J. Millones

BOOKING.COM HOLDING B.V.
By:        /s/ Rutger Prakke
Accepted and Agreed:
/s/ Darren R. Huston
Darren R. Huston
Date: April 27, 2016

Mr. Darren R. Huston        Page 4

SCHEDULE

Equity-Based Award	Description of Vesting	Number of Shares
2013 Priceline RSU Award	Vesting with respect to a pro-rata portion of the award, based on the number of days during the applicable vesting period that you were employed with the Group.	4,479 pro rata shares
Priceline PSU Award granted in 2014
Vesting with respect to a pro-rata portion of the award, based on the number of days during the applicable performance period that you were employed with the Group and an applicable performance multiplier equal to 2.
16,189 pro rata shares
Priceline PSU Award granted in 2015
Vesting with respect to a pro-rata portion of the award, based on the number of days during the applicable performance period that you were employed with the Group and an applicable performance multiplier equal to 1.
4,967 pro rata shares